                                                                 Exhibit 3.3



                              CERTIFICATE OF MERGER

                                     MERGING

                           Phase II Acquisition Corp.

                                  WITH AND INTO

                              Trans Holding Company

                         (Pursuant to Section 251 of the
                      General Corporation Law of Delaware)

                                   ********

            The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

            DOES HEREBY CERTIFY:

            FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


      NAME                                      STATE OF INCORPORATION
      ----                                      ----------------------
Phase II Acquisition Corp.                             Delaware

Trans Holding Company                                  Delaware


            SECOND: That a Plan and Agreement of Merger dated as of August 3, 1998 and as amended November 9, 1998 (the "Merger Agreement") by and between Phase II Acquisition Corp. and Trans Holding Company has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Sections 251 and 228 of the General Corporation Law of Delaware.

            THIRD: That Trans Holding Company shall be the surviving corporation (the "Surviving Corporation").

            FOURTH: That the Restated Certificate of Incorporation of TransDigm Holding Company will be the Restated Certificate of Incorporation of the Surviving Corporation.

            FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 8233 Imperial Drive, Waco, TX 76712.

            SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated: December 3, 1998

                                       TransDigm Holding Company


                                       By:/s/ Eileen Fallon
                                          -----------------
                                          Name:  Eileen Fallon
                                          Title: Secretary